                                                                     EXHIBIT 3.1



                                                                            1
                                            |      Ontario Corporation Number |
                                            |    NUMERO DE LA SOCIETE ONTARIO |
                                            |               1683689
                                            |   ------------------------------|

|  C E R T I F I C A T E
|
|  This is to certify that these articles are effective on
|
|  JANUARY 01 JANVIER, 2006
|
|  Director/DIRECTRIES
|  Business Corporations Act/LOI SUR LES SOCIETES PAR ACTIONS
 --------------------------------------------------------------

FORM 4
BUSINESS CORPORATIONS ACT
FORMULE 4
LOI SUR LES SOCIETES PAR ACTIONS

                            ARTICLES OF AMALGAMATION
                                STATUTS DE FUSION

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS). DENOMINATION SOCIALE DE LA SOCIETE ISSUE DE LA FUSION (ECRIRE EN LETTRES MAJUSCULES SEULEMENT:

                            KINROSS GOLD CORPORATION

2.      The address of the registered office is: ADDRESS DU SIEGE SOCIAL:

  40 KING STREET WEST, 52ND FLOOR
-------------------------------------------------------------------------------
    (Street & Number or R.R. Number & if Multi-Office Building give Room No.) (RUE ET NUMERO, OU NUMERO DE LA R.R. ET, S'IL S'AGIT D'UN EDIFICE A BUREAUX,
                               NUMERO DU BUREAU)

  TORONTO, ONTARIO                                             M5H 3Y2
-------------------------------------------------------------------------------
     (Name of Municipality or Post Office)                  (Postal Code
(NOM DE LA MUNICIPALITE OU DU BUREAU DE POSTE              AU CODE POSTAL)

3.      Number of directors is/are:      or   MINIMUM AND MAXIMUM number of
                                              directors is/are:

        NOMBRE D'ADMINISTRATEURS:        OU   NOMBRES MINIMUM ET MAXIMUM
                                              D'ADMINISTRATEURS:

        Number                           or   MINIMUM AND MAXIMUM

        NOMBRE                           OU   MINIMUM ET MAXIMUM

                                                                         3                                                 15
4.       The director(s) is/are:                | Address for service, giving Street & No. or R.R. No.,         |     Resident
         ADMINISTRATEUR(S):                     | Municipality, Province, Country and Postal Code DOMICILE ELU, |   Canadian State
         First name, middle names and           | COMPRIS LA RUE ET LE NUMERO OU LE NUMERO DE LA R.R., LE NOM   |   "Yes" or "No"
         surname                                | LA MUNICIPALITE, LA PROVINCE, LE PAYS ET LE CODE POSTAL       |     RESIDENT
         PRENOM, AUTRES PRENOMS ET NOM DE       |                                                               |  CANADIEN OUI/NON
         FAMILLE                                |                                                               |
-----------------------------------------------------------------------------------------------------------------------------------
         See page 1A attached hereto
                                                                                                                   then
------------------------------------------------------------------------------------------------------------------------------------


                                                                              1A

                                                             SCHEDULE

                                                             TO FORM 4

                                                    ARTICLES OF AMALGAMATION OF

                                                                    ADMINISTRATEUR(S):
4.       The director(s) is/are:                | Address for service, giving Street & No. or R.R. No.,         |     Resident
         ADMINISTRATEUR(S):                     | Municipality, Province, Country and Postal Code DOMICILE ELU, |   Canadian State
         First name, initials and               | COMPRIS LA RUE ET LE NUMERO OU LE NUMERO DE LA R.R., LE NOM   |   "Yes" or "No"
         surname                                | LA MUNICIPALITE, LA PROVINCE, LE PAYS ET LE CODE POSTAL       |     RESIDENT
         PRENOM, INITIALES ET NOM DE            |                                                               |  CANADIEN OUI/NON
         FAMILLE                                |                                                               |
------------------------------------------------------------------------------------------------------------------------------------
                                                |                                                               |
         Catherine E. McLeod-Seltzer            | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      Yes
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         John E. Oliver                         | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      No
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         John K. Carrington                     | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      Yes
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         Scott A. Caldwell                      | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      No
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         John A. Brough                         | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      No
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         John A. Keyes                          | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      No
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         John M.H. Huxley                       | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      Yes
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         Terence C.W. Reid                      | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      Yes
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         George F. Michals                      | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      Yes
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         Richard S. Hallisey                    | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      Yes
                                                | M5H 3Y2                                                       |
                                                |                                                               |
         Burt W. Tye                            | 40 King Street West, Suite 52nd Floor, Toronto, Ontario,      |      Yes
                                                | M5H 3Y2                                                       |

5.      CHECK A OR B
        COCHER A OU B

        [ ]     A)      The amalgamation agreement has been duly adopted by the
                        shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business
                        Corporations Act on the date set out below.

                A) LES ACTIONNAIRES DE CHAQUE SOCIETE QUI FUSIONNNE ONT DUMENT ADOPTE LA CONVENTION DE FUSION CONFORMEMENT AU PARAGRAPHE 176(4) DE LA LOI SUR LES SOCIETES PAR ACTIONS A LA DATE MENTIONNEE CI-DESSOUS.

        OR
        OU

        [x]     B)      The amalgamation has been approved by the directors of
                        each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

                B) LES ADMINISTRATEURS DE CHAQUE SOCIETE QUI FUSIONNE ONT APPROUVE LA FUSION PAR VOLE DE RESOLUTION CONFORMEMENT A I'ARTICLE 177 DE LA LOI SUR LES SOCIETE PAR ACTIONS A LA DATE MENTIONNEE CI-DESSOUS. The articles of amalgamation in substance contain the provisions of the articles of incorporation of LES STATUTS DE FUSION REPRENNENT ESSENTIELLEMENT LES DISPOSITIONS DES STATUTS CONSTITUTIFS DE

                        KINROSS GOLD CORPORATION
                        --------------------------------------------------------
                         and are more particularly set out in these articles.
                         et sont EnoncEs textuellement aux prEsents statuts.



Names of amalgamating corporations          | Ontario Corporation Number NUMERO DE   | Date of Adoption/Approval
DENOMINATION SOCIALE DES SOCIETES QUI       | LA SOCIETE EN ONTARIO                  | DATE D'ADOPTION OU D'APPROBATION
FUSIONNENT                                  |                                        |
                                            |                                        |  Year/annEe     Month/mois       Day/jour
------------------------------------------------------------------------------------------------------------------------------------
                                            |                                        |
Echo Bay Mines Ltd.                         | 237574                                 | 2005/12/15
                                            |                                        |
                                            |                                        |
Kinross Gold Corporation                    | 1642774                                | 2005/12/21

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. LIMITES, S'IL Y A LIEU, IMPOSEES AUX ACTIVITES COMMERCIALS OU AUX POUVOIRS DE LA SOCIETE.

        None.
















7. The classes and any maximum number of shares that the corporation is authorized to issue: CATEGORIES ET NOMBRE MAXIMAL, S'IL Y A LIEU, D'ACTIONS QUE LA SOCIETE EST AUTORISEE A EMETTRE :

        An unlimited number of Common Shares and 311,933 Convertible Preferred Shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: DROITS, PRIVILEGES, RESTRICTIONS ET CONDITIONS, S'IL YA LIEU, RATTACHES A CHAQUE CATEGORIE D'ACTIONS ETPOUVOIRS DES ADMINISTRATEURS RELATIFS A CHAQUE CATEGORIE D'ACTIONS QUI PEUT ETRE EMISE EN SERIE :

        See pages 4A to 4O attached hereto.

                                                                              4A



PART 1 - INTERPRETATION

In this Appendix

        (a) "Act" means .'the Business Corporations Act (Ontario), or its successor, as amended, replaced or re-enacted from time to time; and

        (b) "final distribution' means the distribution of assets of the Corporation on any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among us shareholders for the purpose of winding up its affairs.

               This Appendix, as from time to time amended, shall be read without regard to paragraph headings, which are included for ease of reference only, and with all changes in gender and number permitted by the context.

PART 2 - COMMON SHARES

               The rights, privileges, restrictions and conditions attaching to the Common Shares are as follows:

Section 2.1 DIVIDENDS AND DISTRIBUTIONS: Subject to the rights of the holders of any other class or series of shares of the Corporation, the holders of the Common Shares are entitled to receive equally, share for share: (i) all dividends declared by the directors, (ii) all property of the Corporation that is ever distributed to any of its shareholders (including without limitation on any final distribution) and (iii) any remaining property of the Corporation on dissolution.

Section 2.2 VOTES: The holders of the Common Shares are entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, and are entitled to one vote for each Common Share held on all votes taken at such meetings.

PART 3 - PREFERRED SHARES

               The rights, privileges, restrictions and conditions attaching to the Preferred Shares are as follows:

Section 3.1    DEFINITIONS AND INTERPRETATION:

        (a) DEFINITIONS: Where used in this Part 3, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings, respectively:

                (i) "board of directors" or "directors" means the board of directors of the Corporation or, if duly constituted and empowered, the executive or any other committee of the board of directors of the Corporation for the time being, and reference without further elaboration to action by the directors means either action by the directors of the Corporation as a board or action by any such committee;


                                                                              4B

                (ii) "business day" means a day other than a Saturday, a Sunday or any other day that is treated as a holiday for the purpose of legislation in Canada or in the Province or municipality in which the registered office of the Corporation is located;

                (iii) "certificate of the Corporation" means a written certificate of the Corporation signed on behalf of the Corporation by any two of the officers or directors of the Corporation having knowledge of the matters therein affirmed;

                (iv) "Common Shares" means the Common Shares which the Corporation is authorized to issue;

                (v) "Conversion Basis" means, for each Preferred Share converted, 8.2555 Common Shares, subject to adjustment as provided herein;

                (vi) "Current Market Price" means the average closing price for at least one board lot sale of the Common Shares on any stock exchange on which the Common Shares are listed (and, if the Common Shares are listed on more than one stock exchange, then on the stock exchange specified by the directors for such purpose) for the 30 consecutive Trading Days commencing 45 Trading Days before the date for determining the Current Market Price;

                (vii) "Dividend Payment Date" means the first day of each of January, April, July and October in each year;

                (viii) "Dividend Quarter" means the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date;

                (ix) "holder' means a person or, in the case of joint holders, the persons, recorded on the securities register of the Corporation as being the registered holder or holders of one or more Preferred Shares;

                (x)     "Initial Retraction Date" means March 31, 1998;

                (xi) "ranking as to the return of capital" means ranking with respect to the distribution of assets, in the event of the liquidation, dissolution or winding-up of the Corporation, or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary, including a final distribution; and "ranking as to the payment of dividends" means ranking with respect to the payment of dividends by the Corporation on its shares; for greater certainty, references herein to "ranking on a parity with" do not mean or include "ranking prior to";

                (xii) "Trading Day" means any day on which any stock exchange on which the Common Shares are listed is open for trading, provided that if the Common Shares are listed on more than one stock exchange on any day which is intended to be a Trading Day for the purposes hereof. "Trading Day" shall mean any day that the stock exchange on which the Common Shares are listed, as shall be specified for such purpose by the directors, is open for trading; and


                                                                              4C

                (xiii) "Transfer Agent" means such person, firm or corporation as the Corporation may, from time to time, appoint as the transfer agent of the Preferred Share at such locations as the Corporation may, from time to time, approve.

        (b) BUSINESS DAY: In the event the date on which or by which any action is required to be taken by the Corporation or any holder of Preferred Shares is not a business day, then such action shall be required or permitted to be taken on or by the next succeeding date that is a business day.

        (c)     NOTICE:

                (i) NOTICE: Any notice (which term includes any communication or document) required or permitted to be given, sent, delivered or otherwise served to or upon a holder of Preferred Share pursuant to this Part 3 shall, unless some other means is specifically required, be sufficiently given, sent, delivered or otherwise served if given, sent, delivered or served by prepaid mail and shall be deemed to be given, sent, delivered, served and received, if sent by prepaid mail, on the date of mailing thereof.

                (ii) POSTAL DISRUPTION: if there exists any actual or apprehended disruption of mail services in any province of Canada in which there are holders of Preferred Shares whose addresses appear on the books of the Corporation to be in such province, notice may (but need not) be given to the holders in such province by means of publication once in each of two successive weeks in a newspaper of general circulation published in the capital city of such province, or if the Corporation or the Transfer Agent maintains a register or branch register of transfers for the Preferred Shares in such province, then in the city in such province when any such register is maintained. Notice given by publication shall be deemed for all purposes to be proper notice and to have been given on the day on which the first publication is completed in any city in which notice is published.

                (iii) ACCIDENTAL OMISSION: Accidental failure or omission to give notice to one or more holders of Preferred Shares in any circumstance where notice is required to be given hereunder shall not affect the validity of the action, event or circumstance so concerned, but upon such failure or omission being discovered notice shall be given forthwith to such holder or holders and shall have the same force and effect as if given in due time.

Section 3.2    CONVERSION PRIVILEGE:

        (a) RIGHT TO CONVERT: The holders of Preferred Shares shall have the right (the "Conversion Right"), exercisable at any time, to convert all or any part of their Preferred Shares into Common Shares on the Conversion Basis.

        (b) EXERCISE OF CONVERSION RIGHT: Any holder of Preferred Shares desiring to exercise the Conversion Right shall complete the conversion panel, if any, on the reverse of the certificate or certificates representing the Preferred Shares which such holder desires to convert (or such other document as may be provided by or on behalf of the Corporation for such purpose), specifying the number of



                                                                              4D

                Preferred Shares to be converted, and shall present and surrender to the Corporation at its registered office the certificate or certificates representing the Preferred Shares to be convened, naming the persons in whose name the Common Shares are to be registered, and stating the number of Common Shares to be issued to each. If any of the Common Shares are to be issued to persons other than the holder of such Preferred Shares, all other conditions precedent to the Corporation's duty to register a transfer of shares shall also be satisfied. On the date of such delivery and if such conditions are satisfied, each person in whose name the Common Shares are to be issued as designated in the notice shall be deemed for all purposes the holder of fully paid Common Shares in the number designated in such notice (not exceeding in aggregate as among such persons the total number of Common Shares resulting from the conversion) and such persons shall be entitled to delivery by the Corporation of certificates representing their Common Shares promptly after such date. If less than all of the Preferred Shares represented by any certificate are converted, the Corporation shall issue a new certificate for the balance without charge.

        (c) ADJUSTMENT FOR ACCRUED DIVIDENDS: Upon the conversion of any Preferred Shares into Common Shares there shall be payment or adjustment by the Corporation on account of any dividends accrued but unpaid on the Preferred Shares.

        (d) ADJUSTMENT OF CONVERSION PRIVILEGE: The Conversion Basis shall be subject to adjustment from time to time in accordance with the following provisions:

                (i)     STOCK DIVIDENDS, SUBDIVISIONS AND CONSOLIDATIONS BY
                        CORPORATION: If the Corporation shall:

                        (A) issue Common Shares or securities exchangeable for or convertible into Common Shares without further payment pursuant to a stock dividend to all or substantially all of the holders of Common Shares;

                        (B) make a distribution on its issued and outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares without further payment;

                        (C) subdivide its issued and outstanding Common Shares into a greater number of Common Shares; or

                        (D) consolidate its issued and outstanding Common Shares into a smaller number of Common Shares;

                                (any such event being called a "Common Share
                                Reorganization"), the Conversion Basis then in effect shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purposes of the Common Share Reorganization to the Conversion Basis determined by multiplying the Conversion Basis then in effect by the fraction, the numerator of which shall be the number of Common Shares which will be issued and outstanding after the completion of such Common Share Reorganization, including in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common



                                                                              4E

                                Shares that would be issued and outstanding had all of such securities been exchanged for or converted into Common Shares on such record date and the denominator of which shall be the number of Common Shares issued and outstanding on such record date.

                (ii) RIGHTS OFFERINGS BV CORPORATION: if the Corporation shall distribute rights, options or warrants exercisable within a period of 43 days after the record date for such distribution to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per Common Share or at an exchange or conversion value per Common Share in the case of securities exchangeable for or convertible into Common Shares equal to or less than 90% of the Current Market Price for the Common Shares determined as of the record date for such distribution, to all or substantially all of the holders of Common Shares (any such event being called a "Rights Offering"), the Conversion Basis then in effect shall be adjusted effective immediately alter the record date on which holders of Common Shares are determined for purposes of the Rights Offering to the Conversion Basis determined by multiplying:

                        (A) the Conversion Basis in effect on such record date by;

                        (B)     the fraction

                                (I)     the numerator of which shall be the
                                        aggregate of

                                        (1)     the number of Common Shares
                                                issued and outstanding on such
                                                record date, and

                                        (2)     the number of Common Shares
                                                offered pursuant to the Rights
                                                Offering or the maximum number
                                                of Common Shares for or into
                                                which the securities so offered
                                                pursuant to the Rights Offering
                                                may be exchanged or converted,
                                                as the case may be, and

                                (II) the denominator of which shall be the aggregate of

                                        (1)     the number of Common Shares
                                                issued and outstanding on such
                                                record date, and

                                        (2)     the number determined by
                                                dividing either

                                                (x)     the product of

                                                        1.    the number of
                                                              Common Shares so
                                                              offered, and

                                                        2.    the price at which
                                                              each one of such
                                                              Common Shares is
                                                              offered, or

                                                (y) the product of

                                                        1.    the maximum number
                                                              of Common Shares
                                                              for or which the
                                                              securities so
                                                              offered pursuant
                                                              to the Rights
                                                              Offering may be
                                                              exchanged or
                                                              converted, and

                                                        2.    the exchange or
                                                              conversion value
                                                              of each one of
                                                              such securities
                                                              so offered,

                as the case may be, by the Current Market Price for the Common Shares determined as of such record date. To the extent that such options, rights or warrants are not exercised prior to the expiry date thereof, the Conversion Basis shall be re-adjusted effective immediately after such expiry date to the Conversion Basis which would then have been in effect based upon the number of Common Shares or securities exchangeable for or convertible into Common Shares actually issued on the exercise of such options, rights or warrants.

        (iii) SPECIAL DISTRIBUTIONS BY CORPORATION: If the Corporation shall distribute to all or substantially all of the holders of Common
                Shares:

                (A)     shares of any class other than Common Shares;

                (B) rights, options or warrants, other than rights, options or warrants referred to in paragraph 3.2(d)(ii) hereof and other than rights, options or warrants exercisable within a period of 45 days after the record date for such distribution to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per Common Share or at an exchange or conversion value per Common Share greater than 90% of the Current Market Price for the Common Shares determined as of the record date for such distribution;

                (C)     evidences of indebtedness; or

                (D) any other assets, excluding Common Shares issued by way of stock dividends and cash dividends paid out of earnings including the value of any shares or other property distributed in lieu of such cash dividends at the option of shareholders; and

                such issue or distribution does not constitute a Common Share Reorganization or a Rights Offering (any such event being called a "Special Distribution"), the Conversion Basis then in effect shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purpose of the Special Distribution to the Conversion Basis determined by multiplying the Conversion Basis in effect on the record date of the Special Distribution by:

                (E)     the fraction

                        (I) the numerator of which shall be the number of Common Shares issued and outstanding on such record date multiplied by the



                                                                              4F

                                Current Market Price for the Common Shares determined as of such record date, and

                        (II) the denominator of which shall be the difference between

                                (1)     the product of

                                         (x)   the number of Common Shares
                                               issued and outstanding on such
                                               record date, and

                                         (y)   the Current Market Price for the
                                               Common Shares determined as of
                                               such record date, and

                                (2)     the fair value, as determined by the
                                        directors of the Corporation, whose
                                        determination shall be conclusive, to
                                        the holders of Common Shares of the
                                        shares, rights, options, warrants,
                                        evidences of indebtedness or other
                                        assets issued or distributed in the
                                        Special Distribution.

        (iv) OTHER ORGANIZATIONS BY CORPORATION: If and whenever there is a capital reorganization of the Corporation not otherwise provided for in this subsection 3.2(d) or a consolidation, merger or amalgamation of the Corporation with or into another body corporate (any such event being called a "Capital Reorganization'), any holder of Preferred Shares who exercises the Conversion Right after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of Common Shares to which such holder was theretofore entitled on conversion, the aggregate number of shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in paragraphs (i), (ii) and
                (iii) of this subsection 3.2(d); provided that no such Capital Reorganization shall be made effective unless all necessary steps shall have been taken so that the holders of Preferred Shares shall thereafter be entitled to receive such number of such shares or other securities of the Corporation or of the body corporate resulting from the Capital Reorganization.

        (v) RECLASSIFICATION BY CORPORATION: If the Corporation shall reclassify the issued and outstanding Common Shares (such event being called a "Reclassification"), the Conversion Basis shall be adjusted effective immediately after the record date of such Reclassification so that holders of Preferred Shares who exercise the Conversion Right thereafter shall be entitled to receive the shares that such holders would have received had such Preferred Shares been converted immediately prior to such record date,


                                                                              4H
                subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in paragraphs (i), (ii) and (iii) of this subsection 3.2(d).

        (vi) PRICE ADJUSTMENT RULES: The following rules and procedures shall be applicable to adjustments of the Conversion Basis made pursuant to this subsection 3.2(d):

                (A) No adjustment in the Conversion Basis shall be made in respect of any event described in this subsection 3.2(d) if the holders of the Preferred Shares are entitled to participate in such event on the same terms mutatis mutandis as if such holders had converted their Preferred Shares prior to or on the effective dale or record date of such event, provided that any such participation shall be subject to the prior approval of The Toronto Stock Exchange if any equity securities of the Corporation are on the effective date or record date or were at any time during the six month period preceding such date listed on The Toronto Stock Exchange with the exception that such prior written consent is not necessary if any equity securities of the Corporation ceased to be listed on The Toronto Stock Exchange during the six month period preceding such date by reason of all of any securities of the Corporation having been acquired by the Corporation or other party.

                (B) No adjustment in the Conversion Basis shall be made pursuant to this subsection 3.2(d) in respect of the issue from time to time of Common Shares to holders of Common Shares who exercise an option to receive substantially equivalent dividends in Common Shares or securities exchangeable for or convertible into Common Shares in lieu of receiving cash dividends, and any such issue shall be deemed not to be a Common Share Reorganization.

                (C) No adjustment in the Conversion Basis shall be made if such adjustment would result in a decrease below the applicable unadjusted Conversion Basis other than in respect of a consolidation of the issued and outstanding Common Shares into a smaller number of Common Shares.

                (D) Forthwith after any adjustment in the Conversion Basis pursuant to this subsection 3.2(d) the Corporation shall file with the Transfer Agent a certificate of the Corporation certifying as to the particulars of such adjustment and, in reasonable detail, the event requiring and the manner of determining such adjustment. The Corporation shall also at such time give written notice to the holders of Preferred Shares of the Conversion Basis following such adjustment.

        (e) DISPUTES: If any question arises with respect to the number of Common Shares to be issued on any exercise of the Conversion Right, it shall be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected



                                                                              4I
                by the directors of the Corporation and such determination shall bind the Corporation and all shareholders of the Corporation.

        (f) NO FRACTIONS: In any case where a fraction of a Common Share would otherwise be issuable on the conversion of one or more Preferred Shares, the number of Common Share to be issued to a holder on conversion of Preferred Shares into Common Shares shall be rounded down to the nearest whole number of Common Shares so that no fractional shares are issuable.

Section 3.3    DIVIDEND:

        (a) PAYMENT OF DIVIDEND: The holders of Preferred Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the directors of the Corporation, out of monies of the Corporation properly applicable to the payment of dividends, fixed, cumulative, preferential cash dividends at an annual rate of $0.80 per share per annum, payable in equal quarterly instalments on each Dividend Payment Date. Subject as hereinafter provided, dividends on outstanding Preferred Shares shall accrue from day to day from the date of issue; provided that all Preferred Shares validly issued and outstanding on any record date for a dividend shall, regardless of their respective dates of issue be entitled to rank equally without distinction with respect to the amount of any dividend declared payable to holders of record thereon on any date following any of the respective dates of issue, with the intent that all holders of outstanding Preferred Shares on any record date for any dividend shall be entitled to receive the same amount of dividends per share. The holders of Preferred Shares shall not be entitled to any dividends other than or in excess of the fixed, cumulative, preferential cash dividends provided for herein.

        (b) DIVIDENDS FOR A PARTIAL QUARTER: The amount of the dividend or amount calculated by reference to the dividend for any period which is less than a Dividend Quarter with respect to any Preferred Share:

                (i)     which is redeemed or purchased during such Dividend
                        Quarter: or

                (ii) where assets of the Corporations are distributed to the holders of Preferred Shares pursuant to section 3.8 hereof during such Dividend Quarter;

                shall be equal to the amount (rounded to the nearest 1/10th of one cent) calculated by multiplying $0.20 by a fraction of which the numerator is the number of days in such Dividend Quarter that such Preferred Share has been outstanding (excluding the Dividend Payment Date at the beginning of such Dividend Quarter if such Preferred Share was outstanding on that date and including the date of redemption, purchase or distribution or the Dividend Payment Date at the end of such Dividend Quarter if such Preferred Share was outstanding on that date) and the denominator is the number of days in such Dividend Quarter (excluding the Dividend Payment Date at the beginning thereof and including the Dividend Payment Date at the end thereof).

        (c) METHOD OF PAYMENT: Cheques payable in lawful money of Canada at par at any branch in Canada of the bank of the Corporation for the time being shall be



                                                                             4J
                issued in respect of dividends paid on the Preferred Shares (less any tax required to be deducted or withheld by or on behalf of the Corporation). The mailing on or before any Dividend Payment Date of such a cheque, payable on such Dividend Payment Date, to a holder of Preferred Shares shail be deemed to be payment of the dividends represented thereby unless the cheque is not paid upon presentation. Dividends which are represented by a cheque which has not been presented to the drawee for payment or which otherwise remain unclaimed for a period of six years from the date on which such dividends were declared payable shall be forfeited to the Corporation.

        (d) CUMULATIVE PAYMENT OF DIVIDENDS: If on any Dividend Payment Date the dividends accrued to such date are not paid in full on all of the Preferred Shares then outstanding, such dividend, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the directors on which the Corporation shall have sufficient monies properly applicable to the payment of such dividends.

Section 3.4    REDEMPTION:

        (a) OPTION REDEMPTION: Subject to the provisions of the Act, these articles and the provisions of this section 3.4 and of section
                3.7 hereof, the Corporation may, upon giving notice as hereinafter provided, redeem at any time all or from time to time any part of the then outstanding Preferred Shares, on payment for each Preferred Share of $10.00 together with the amount equal to all dividends, if any, accrued and unpaid thereon, whether or not declared, up to and including the date specified for redemption (the whole amount constituting and being hereinafter referred to as the "Redemption Price").

(b) PARTIAL REDEMPTION: In case a part only of the Preferred Shares are at any time to be redeemed, the Preferred Shares so to be redeemed shall be selected by lot or, if the directors of the Corporation so determine, on a pro rata basis, disregarding fractions, according to the number of Preferred Shares held by each holder thereof. If a part only of the Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Preferred Shares shall be issued to the holder at the expense of the Corporation.

(c) METHOD OF REDEMPTION: In any case of redemption of Preferred Shares, the Corporation shall, not less than 30 nor more than 60 days before the date specified for redemption, send to each holder of Preferred Shares to be redeemed notice of the intention of the Corporation to redeem such Preferred Shares. Such notice shall set out the number of Preferred Shares held by the holder which are to be redeemed, the Redemption Price, the date specified for redemption, and the place within Canada at which holders of Preferred Shares may present and surrender such Preferred Shares for redemption. On and after the date specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the holders of the Preferred Shares to be redeemed the Redemption Price for each Preferred Share to be redeemed on presentation and surrender, at the registered office of the Corporation or any other place within Canada specified in the notice of redemption, of the certificate or certificates representing the Preferred Shares called for redemption. Payment in respect of Preferred Shares



                                                                              4K
        being redeemed shall be made by cheques payable in lawful money of Canada at par at any branch in Canada of the Corporation's bankers for the time being. The Corporation shall have the right at any time after the giving of notice of redemption to deposit the aggregate Redemption Price of the Preferred Shares called for redemption or of such of the Preferred Shares which are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in any chartered bank or any trust company in Canada named in such notice or in a subsequent notice to the holders of the Preferred Shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective holders of Preferred Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such Preferred Shares. Upon such deposit being made or upon the date specified for redemption, whichever is the later, the Preferred Shares in respect of which such deposit shall have been made shall be and be deemed to be redeemed and the rights of the holders thereof shall be limited to receiving, without interest, their proportionate part of the. amount so deposited upon presentation and surrender of the certificate or certificates representing their Preferred Shares being redeemed. Any interest on any such deposit shall belong to the Corporation. From and after the date specified for redemption in any notice of redemption, the Preferred Shares called for redemption shall cease to be entitled to dividends and to participate in the assets of the Corporation and the holders thereof shall not be entitled to exercise any of their other rights as holders in respect thereof unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with this subsection 3.4(c), in which case the rights of the holders thereof shall remain unaffected. Redemption monies which are represented by a cheque which has not been presented to the drawee for payment or which otherwise remain unclaimed (including monies held on deposit in a special account as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. Holders of Preferred Shares receiving a notice of redemption may, if so desired, exercise the Conversion Right in respect of the Preferred Shares to be redeemed at any time prior to the date fixed for redemption of such Preferred Shares unless payment of the Redemption Price shall not be made upon presentation and surrender of the certificates in accordance with this subsection 3.4(c), in which case the rights of the holders shall remain unaffected.


                                                                              4L

Section 3.5    RETRACTION:

        (a) RIGHT TO RETRACT: Holders of Preferred Shares shall be entitled at any time on or after the Initial Retraction Date, upon giving notice as provided in subsection 3.5(b) hereof, to require the Corporation to redeem at any time the whole or from time to time any part of the Preferred Shares then outstanding and registered in the name of such holder on the books of the Corporation for the amount of $10.00 for each Preferred Share to be redeemed plus all accrued but unpaid dividends thereon, whether or not declared, up to and including the date specified for redemption and, upon receiving such notice in accordance with the provisions of subsection 3.5(b) hereof and subject to the provisions of the Act and section 3.5 hereof, the Corporation shall thereafter redeem such Preferred Shares in accordance with the provisions of this section 3.5.


        (b) MECHANICS OF RETRACTION: A holder of Preferred Shares who desires to exercise the right of retraction provided for in subsection 3.5(a) hereof in respect of any Preferred Shares then outstanding and registered in the name of such holder on the books of the Corporation shall, at least five days before the date specified for redemption, tender to the Corporation at the registered office of the Corporation a notice in writing that the holder requires the Corporation to redeem all or part of the Preferred Shares registered on the books of the Corporation in the name of such holder. Such notice shall set out the date on which redemption is to take place and, if part only of the Preferred Shares held by such person is to be redeemed, the number of Preferred Shares of such holder to be redeemed, shall be signed by the person registered on the books of the Corporation as the holder of the Preferred Shares in respect of which the right of retraction is being exercised and shall be accompanied by the certificate or certificates representing the Preferred Shares tendered for redemption. On or before the date specified in the notice of retraction the Corporation shall pay or cause to be paid to or to the order of die registered holder of the Preferred Shares tendered for redemption the redemption price of the Preferred Shares tendered for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the bank of the Corporation for the time being and shall be mailed in a prepaid envelope addressed to such person at the address as it appears in the notice of retraction or, failing an address so appearing, at the address as it appears on the books of the Corporation or, in the event of the address of the holder not appearing on the books of the Corporation, then to the last known address of such holder. Such Preferred Shares shall thereupon be redeemed. If a part only of the Preferred Shares represented by any certificate are to be redeemed, a new certificate for the balance of such Preferred Shares shall be issued at the expense of the Corporation. From and after the date specified in the notice a holder of Preferred Shares tendered for redemption shall cease to be entitled to receive dividends declared on the Preferred Shares and shall not be entitled to exercise any of the rights of holders of Preferred Shares unless payment of the redemption price shall not be made in accordance with the provisions hereof, in which case the rights of the holder shall remain unaffected. Money which is represented by a cheque



                                                                              4M
                which has not been presented for payment for a period of six years from the date specified in the notice shall be forfeited to the Corporation.


        (c) PRO RATA RETRACTION: In the event that the Corporation is unable to redeem all of the Preferred Shares tendered for redemption pursuant to this section 3.5, the Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions.


Section 3.6    PURCHASE FOR CANCELLATION:

        (a) RIGHT TO PURCHASE: Subject to the provisions of the Act, these articles and to the provisions of section 3.7 hereof, the Corporation may at any time or from to time purchase for cancellation all or any pan of the outstanding Preferred Shares at any price by invitation for tenders addressed to all of the holders of Preferred Shares then outstanding or in any other manner provided that the price for each Preferred Shares so purchased for cancellation shall not exceed the Redemption Price plus costs of purchase.


        (b) PRO RATA PURCHASE: If, in response to an invitation for tenders under the provisions of this section 3.6, more Preferred Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the Preferred Shares to be purchased by the Corporation shall be purchased to the next lowest whole share as nearly as may be pro rata according to the number of Preferred Shares tendered by each holder who submits a tender to the Corporation or as otherwise may be required by applicable law, provided that when Preferred Shares an tendered at different prices, the pro rating shall be effected only with respect to Preferred Shares tendered at the price at which more Preferred Shares are tendered than the Corporation is prepared to purchase after the Corporation has purchased all of the Preferred Shares tendered at lower prices.


Section 3.7 RESTRICTIONS ON DIVIDENDS AND RETIREMENT AND ISSUE OF SHARES: So long as any of Preferred Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Preferred Shares given as specified in section 3.10 hereof:

        (a) declare, pay or set apart for payment any dividend on the Common Shares or any other shares of the Corporation ranking as to the payment of dividends junior to the Preferred Shares (other than stock dividends in shares of the Corporation ranking as to dividends junior to the Preferred Shares);


        (b) redeem, purchase for cancellation or otherwise retire or make any capital distribution on or in respect of any Common Shares or other shares ranking as to the return of capital junior to the Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking as to capital junior to the Preferred Shares); or


                                                                              4N

        (c) redeem, purchase for cancellation or otherwise retire less than all of the Preferred Shares;


         unless

                (i) all dividends then payable on the Preferred Shares then outstanding and on all other shares of the Corporation ranking as to the payment of dividends on a parity with the Preferred Shares shall have been declared and paid or monies set apart for payment; and

                (ii) after giving effect to the payment of such dividend or such redemption, purchase, retirement or capital distribution, the realizable value of the assets of the Corporation would not be less than the sum of the liabilities of the Corporation plus the amount that would be required to give effect to the rights of holders of shares (other than the Preferred Shares) that have a right to be paid, on redemption or liquidation, rateably with or prior to holders of Preferred Shares plus the amount required to redeem all of the then outstanding Preferred shares, all calculated at the date of such redemption, purchase or capital distribution, as the case may be, in accordance with the then applicable provisions of the Act.

Section 3.8 LIQUIDATION, DISSOLUTION OR WINDING UP: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, including a final distribution, the holders of Preferred Shares shall be entitled to receive from the assets of the Corporation an amount equal to $10.00 for each Preferred Share together with the amount equal to all accrued but unpaid dividends thereon, whether declared or not, before any amount shall be paid by the Corporation or any assets of the Corporation shall be distributed to holders of Common Shares or other shares of the Corporation ranking as to the return of capital junior to the Preferred Shares. After payment to the holders of Preferred Shares of the amounts so payable to them, such holders shall not be entitled to share in any further payment in respect of the distribution of the assets of the Corporation.

Section 3.9 MODIFICATION OF SERIES: The rights, privileges, restrictions and conditions attached to the Preferred Shares may be added to, changed, removed or otherwise amended only with the prior approval of the holders of the Preferred Shares given as specified in section 3.10 hereof, in addition to any vote or authorization required by the Act or these provisions.

Section 3.10 APPROVAL OF HOLDERS OF PREFERRED SHARES: The approval of the holders of Preferred Shares with respect to any matters referred to in these provisions may be given as specified below.

(a) APPROVAL OF QUORUM: Any approval required to be given by holders of Preferred Shares shall be deemed to have been sufficiently given if it shall be given by a resolution signed by all of the holders of the then outstanding Preferred Shares or by a resolution passed by the affirmative vote of at least two-thirds of the votes cast by the holders of Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Preferred Shares called and held for that purpose

                                                                              4O
        in accordance with the by-laws of the Corporation at which the holders of at least one-tenth of the then outstanding Preferred Shares are present in person or represented by proxy; provided that, if at any such meeting a quorum is not present within one-half hour after the time appointed for such meeting, the meeting shall be adjourned to the same day in the next week at the same time and to such place as the chairman of the meeting may determine and subject to the provisions of the Act, it shall not be necessary to give notice of such adjourned meeting. At such adjourned meeting holders of Preferred Shares then present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast at such meeting shall constitute the approval of the holders of Preferred Shares.


        (b) VOTES: On every poll taken at any meeting of the holders of Preferred Shares, each holder of Preferred Shares shall be entitled to one vote in respect of the grater of (i) each $1.00 stated capital added to the stated capital account for the Preferred Shares in respect of the issue of each such share and
                (ii) each $1.00 of the liquidation preference or redemption preference (excluding any amount payable in respect of accrued but unpaid dividends) attached to each such share (and if the liquidation preference and redemption preference are not the same at the applicable time, then the greater of the two).


Subject to the foregoing, the formalities to be observed with respect to proxies, the giving of notice and the conduct of any such meeting or any adjourned meeting shall be those from time to time prescribed in the Act and the by-laws of the Corporation with respect to meetings of shareholders.

Section 3.11 VOTING RIGHTS: The holders of Preferred Shares shall not be entitled as such (except as hereinbefore or hereinafter specifically provided or as otherwise may be required by the Act) to receive notice of or to attend any meeting of shareholders of the Corporation and shall not be entitled to vote at any such meeting.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows: L' Emission, le transfert ou la propriETE d'actions est/n'est pas restreint. Les restrictions, s'll y a lieu, sont les suivantes:

        Not Applicable.






10.     Other provisions, (if any): AUTRES DISPOSITIONS, S'IL Y A LIEU :

        Not Applicable.










11. The statements required by subsection 178(2) of the BUSINESS CORPORATIONS ACT are attached as Schedule "A". LES DECLARATIONS EXIGEES AUX TERMES DU PARAGRAPHE 178(2) DE LA LOI SUR LES SOCIETE PAR ACTIONS CONSTITUENT I'ANNEXE A.

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B". UNE COPIE DE LA CONVENTION DE FUSION OU LES RESOLUTIONS DES ADMINISTRATEURS (SELON LE CAS) CONSTITUE(NT) L'ANNEXE B

        These articles are signed in duplicate. LES PRESENTS STATUTS SONT SIGNES EN DOUBLE EXEMPLAIRE.

        ----------------------------------------------------------------------
        Names of the amalgamating corporations and signatures and descriptions of office of their proper officers. DEnomination sociale des SOCIETE qui fusionnent, signature et fonction de leurs dirigeants rEguliErement dEsignEs. Echo Bay Mines Ltd. Kinross Gold Corporation



         By:  (SIGNED)  SHELLEY M. RILEY         By:  (SIGNED)  SHELLEY M. RILEY
              --------------------------                ------------------------
                  Shelley M. Riley,                         Shelley M. Riley,
                  Corporate Secretary                       Corporate Secretary

                                                                    Schedule "A"

                        STATEMENT OF DIRECTOR OR OFFICER
                        PURSUANT TO SUBSECTION 178(2) OF
                          THE BUSINESS CORPORATIONS ACT

        I, Shelley M. Riley, of the City of Toronto, in the Province of Ontario, hereby certify and state, in my capacity as Corporate Secretary and not in my personal capacity, as follows:

1. This Statement made pursuant to subsection 178(2) of Business Corporations Act (the "Act").

2.      I am an officer of each of Kinross Gold Corporation and Echo Bay
Mines Ltd. (the "Amalgamating Corporations") and as such have knowledge of their affairs.

3. I have conducted such examinations of the books and records of each o the Amalgamating Corporations as are necessary to enable me to make the statements hereinafter set forth.

4.      There are reasonable grounds for believing that:

         (i) each of the Amalgamating Corporations is, and the corporation to be formed by their amalgamation will be, able to pay its liabilities as they become due, and

         (ii) the realizable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. There are reasonable grounds for believing that no creditor of any of the Amalgamating Corporations will be prejudiced by the amalgamation.

        This Statement is made this 23rd day of December, 2005.





                                               (SIGNED) SHELLEY RILEY
                                               --------------------------------
                                               Shelley M. Riley,
                                               Corporate Secretary

                                                                    Schedule "B"

                         CERTIFIED COPY OF A RESOLUTION
                          OF THE BOARD OF DIRECTORS OF

                               ECHO BAY MINES LTD.
                               (THE "CORPORATION")

"AMALGAMATION OF ECHO BAY MINES LTD.
AND KINROSS GOLD CORPORATION

        WHEREAS the Corporation is a wholly-owned subsidiary of Kinross Gold Corporation ("Kinross");

        AND WHEREAS the Corporation desires to amalgamate with Kinross to continue as one corporation;

NOW THEREFORE BE IT RESOLVED THAT:

1. The Corporation be and it is hereby authorized to amalgamate with Kinross under the provisions of Section 177(1) of the Business Corporations Act, and to continue as one corporation under the name "Kinross Gold Corporation" (the "Amalgamated Corporation");

2       The articles of amalgamation shall be the same as the articles of
Kinross, except as prescribed;

3       The shares of the Corporation shall be cancelled without repayment of capital in respect thereof;

4       The by-laws of the Amalgamated Corporation shall be the same as the by-laws of Kinross;

5. No security shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation;

6. Any director or officer of the Corporation be and is hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing; and

7. This resolution may be signed in counterpart, by original or facsimile signature and each such counterpart when taken together shall constitute one and the same resolution or document and, notwithstanding the date of execution of each such counterpart, shall be deemed to bear the effective date as set forth below."

        CERTIFIED to be a true copy of a resolution duly passed by the board of directors of Echo Bay Mines Ltd. on the 15th day of December, 2005, as required by law and that such resolution is in full force and effect and unamended as of the date hereof,

                  DATED as of the 23rd day of December, 2005.



                                                  (SIGNED) SHELLEY RILEY
                                                  -----------------------------
                                                  Shelley M. Riley,
                                                  Corporate Secretary

                                                                    Schedule "B"

                         CERTIFIED COPY OF A RESOLUTION
                          OF THE BOARD OF DIRECTORS OF

                            KINROSS GOLD CORPORATION
                               (THE "CORPORATION")

"AMALGAMATION OF KINROSS GOLD CORPORATION
AND ECHO BAY MINES LTD.
-------------------------------------------------------------------

        WHEREAS the Corporation is the holder of all the issued and outstanding shares in the capital of Echo Bay Mines Ltd. ("Echo Bay");

        AND WHEREAS the Corporation desires to amalgamate with Echo Bay to continue as one corporation;

NOW THEREFORE BE IT RESOLVED THAT:

1. The Corporation be and it is hereby authorized to amalgamate with Echo Bay, its wholly-owned subsidiary, under the provisions of Section 177(1) of the Business Corporations Act, and to continue one corporation under the name "Kinross Gold Corporation" (the "Amalgamated Corporation");

2,      The articles of amalgamation shall be the same as the articles of the
Corporation, except as prescribed;

3       The issued and outstanding shares of Echo Bay shall be cancelled without any repayment of capital in respect thereof;

4       The by-laws of the Amalgamated Corporation shall be the same as the by-laws of the Corporation;

5. No security shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with the amalgamation;

6. Any director or officer of the Corporation be and is hereby authorized to do all things and execute all instruments and documents necessary or desirable to carry out and give effect to the foregoing; and

7. This resolution may be signed in counterpart, by original or facsimile signature and each such counterpart when taken together shall constitute one and the same resolution or document and, notwithstanding the date of execution of each such counterpart, shall be deemed to bear the effective date as set forth below."

        CERTIFIED to be a true copy of a resolution duly passed by the board of directors of Kinross Gold Corporation on the 21st day of December, 2005 as required by law and that such resolution is in full force and effect and unamended as of the date hereof.

        DATED as of the 23rd day of December, 2005.


                                     (SIGNED) SHELLEY RILEY
                                     ------------------------------------------
                                     Shelley M. Riley,
                                     Corporate Secretary